EX-99.a.1.vi

Use a black pen. Print in CAPITAL letters inside the grey areas as shown in this example.

Computershare
PO Box 30170
College Station, TX 77842-3170
Within USA, US territories & Canada	866 437 0252
Outside USA, US territories & Canada	201 680 6578
www.computershare.com/investor

Form W-9 Request for Taxpayer Identification Number and Certification

Dear Shareholder:

Our records indicate that your U.S. Social Security Number or Employer Identification Number is not certified. If this Form W-9 is not completed and returned, your account may be subject to backup withholding at the applicable tax rate on all dividends and sale proceeds. For joint tenant accounts, the TIN provided must belong to the first owner listed above to avoid backup withholding.
A	Taxpayer Identification Number (TIN)

Enter your TIN for the above registered name and address in the appropriate box. For individuals, this is your Social Security number (SSN).
For other entities, it is your Employer Identification Number (EIN). COMPLETE ONLY ONE BOX.

Social Security Number		Employer Identification Number
OR

B	Federal Tax Classification	Check appropriate box (required)

☐	Individual/Sole Proprietor	☐	C Corporation	☐	S Corporation	☐	Partnership	☐	Trust/Estate

C	Exempt Payee Code (if any)

If you are exempt from backup withholding, enter in the Exemptions box, any code that may apply to you. See Exempt payee codes on the back of this form.
Limited Liability Company or Other Classification
If you are an LLC or Other Classification, do not complete this form. You must complete an IRS Form W-9. This form can be found on the IRS website at www.irs.gov. See “Limited Liability Company or Other Classification” on the back of this form for more information.

D	Exemption from FATCA reporting code (if any).

Write your FATCA reporting code on the line below
FATCA codes apply to persons submitting this form for accounts maintained outside of the United States by certain foreign financial institutions. Therefore, if you are only submitting this form for an account you hold in the United States, you may leave this field blank. Please visit http://www.irs.gov/pub/irs-pdf/fw9.pdf for a list of the exemption codes.

E	Certification

Under penalties of perjury, I certify that:

1.	The number shown on this form is my correct Taxpayer Identification Number, and
2.	I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and
3.	I am a U.S. citizen or other U.S. person (defined on reverse), and
4.	The FATCA code(s) entered on this form (if any) indicating that I am exempt from FATCA reporting is correct.
Certification Instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

This form must be signed and dated for us to accept as proper certification.

Signature of U.S. Person - Please keep signature within the box	Date (mm/dd/yyyy)	Daytime Telephone Number

Send form to Computershare. Do not send to the IRS.

How to complete this form

Backup Withholding

The Internal Revenue Service (IRS) requires us to withhold taxes for the applicable rate of backup withholding for U.S. persons without a W-9 tax certification who are not otherwise exempt. Parties acting as disbursement agents, such as Computershare, must withhold and pay to the IRS the applicable tax rate of such payments under certain conditions. This is called “backup withholding.” Payments that may be subject to backup withholding include interest, dividends, broker and barter exchange transactions, and royalties. Supplying us with your correct Taxpayer Identification Number (TIN), and signing this form will generally allow you to receive your payments without being subject to backup withholding. Failure to supply your TIN, or supplying us with an incorrect TIN, could result in a $50.00 penalty being assessed by the IRS.

Receipt of a completed Form W-9 will discontinue backup withholding unless otherwise required.

What Name and Number To Give the Requester

For this type of account:		Give name and SSN of:
1.	Individual	The individual
2.	Two or more individuals (joint account)	The actual owner of the account or, if combined funds, the first individual on the account
3.	Custodian account of a minor (Uniform Gift to Minors Act)	The minor
4.	a. The usual revocable savings trust (grantor is also trustee)	The grantor-trustee
	b. So-called trust account that is not a legal or valid trust under state law	The actual owner
5.	Sole proprietorship or disregarded entity owned by an individual	The owner
6.	Grantor trust filing under Optional Form 1099 Filing Method 1 (see Regulation section 1.671-4(b)(2)(i)(A))	The grantor

For this type of account:		Give name and EIN of:
7.	Disregarded entity not owned by an individual	The owner
8.	A valid trust, estate, or pension trust	Legal entity
9.	Corporation or LLC electing corporate status on Form 8832 or Form 2553	The corporation
10.	Association, club, religious, charitable, educational, or other tax-exempt organization	The organization
11.	Partnership or multi-member LLC	The partnership
12.	A broker or registered nominee	The broker or nominee
13.	Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments	The public entity
14.	Grantor trust filing under the Form 1041 Filing Method or the Optional Form 1099 Filing Method 2 (see Regulation section 1.671-4(b)(2)(i)(B))	The trust

Exempt payee code. Generally, individuals (including sole proprietors) are not exempt from backup withholding. Corporations are exempt from backup withholding for certain payments, such as interest and dividends. Corporations are not exempt from backup withholding for payments made in settlement of payment card or third party network transactions.

Note. If you are exempt from backup withholding, you should still complete this form to avoid possible erroneous backup withholding.

The following codes identify payees that are exempt from backup withholding:

1 --	An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2)

2 --	The United States or any of its agencies or instrumentalities

3 --	A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities

4 --	A foreign government or any of its political subdivisions, agencies, or instrumentalities

5 --	A corporation

6 --	A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States

7 --	A futures commission merchant registered with the Commodity Futures Trading Commission

8 --	A real estate investment trust

9 --	An entity registered at all times during the tax year under the Investment Company Act of 1940

10 --	A common trust fund operated by a bank under section 584(a)

11 --	A financial institution

12 --	A middleman known in the investment community as a nominee or custodian

13 --	A trust exempt from tax under section 664 or described in section 4947

Limited Liability Company or Other Classification
If you are a Limited Liability Company or Other entity, complete an IRS Form W-9 found on the IRS website www.irs.gov. Be sure to include the information required in the IRS instructions for a Limited Liability Company (LLC) or for Other entities on page 2. Return the completed form to the address below.

Definition of a U.S. Person. For federal tax purposes, you are considered a U.S. person if you are:
●	An individual who is a U.S. citizen or U.S. resident alien,
●	A partnership, corporation, company, or association created or organized in the United States or under the laws of the United States,
●	An estate (other than a foreign estate), or
●	A domestic trust (as defined in Regulations Section 301.7701-7).

Exemption from FATCA reporting: If you are submitting this form for an account that is maintained in the United States, you are exempt from FATCA reporting.

Please return the completed form to:	Computershare
PO Box 30170
College Station, TX 77842-3170

DID YOU KNOW?
You can certify your account online by visiting us at the website on the reverse side of this form. While online, join the thousands of shareholders that have signed up for electronic delivery!